Exhibit 99.1

FLORIDA BUSINESS BANCGROUP, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder hereby appoints Gregory W. Bryant, C. Peter Bardin and Christopher J. Lykes, and each of them with full power of substitution, my true and lawful attorneys and proxies to represent the undersigned and to vote, as designed below, all the shares of Common Stock of Florida Business BancGroup, Inc. (“FBBI”) which the undersigned would be entitled to vote at the Special Meeting of shareholders of FBBI to be held at 4:00 p.m., local time, on August 27, 2015 at the Sheraton Suites Tampa Airport Westshore, 4400 West Cypress Street, Tampa, Florida 33607 and at any adjournments thereof, on all matters coming before said meeting.

1. To approve the Agreement and Plan of Merger dated June 17, 2015, by and between Florida Business BancGroup, Inc., Bay Cities Bank, Home BancShares, Inc. and Centennial Bank as described in the accompanying proxy statement/prospectus (the “Merger Proposal”).

For             Against             Abstain

2. To approve a proposal of one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of Proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

For             Against             Abstain

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Merger Proposal and FOR the Adjournment Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSALS.

PLEASE MARK, SIGN BELOW, DATE

AND RETURN ON OR BEFORE AUGUST 26,

2015 IN THE ENVELOPE FURNISHED

☐ Please check box if you plan to attend Special Meeting in person.	(Signature of Shareholder)
(Print Name of Shareholder)
Indicate Number of Shares

Date: , 2015

When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign partnership name by an authorized person.